UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 1, 2012

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2012, Revolution Lighting Technologies, Inc. (“Revolution”) announced that it had entered into an Agreement and Plan of Merger, dated as of December 1, 2012 (the “Merger Agreement”), by and among Revolution, Seesmart Acquisition Company, Inc., a wholly-owned subsidiary of Revolution (“Merger Sub”), Seesmart Merger Company, LLC, a wholly-owned subsidiary of Revolution (“Merger Sub II”), Seesmart Technologies, Inc., a Nevada corporation (“Seesmart”), and Ken Ames as stockholder representative to acquire all of the outstanding capital stock of Seesmart. Seesmart, headquartered in Simi Valley, California, is a LED solutions provider serving the commercial, industrial and institutional lighting markets.

Under the Merger Agreement, the merger consideration will consist of up to $20 million, of which $10 million (less any negative closing date working capital adjustment) will be paid in cash (the “Cash Consideration”) and $10 million (less the amount of convertible debt outstanding as of the closing and less any negative closing date cash adjustment) will be paid through the issuance of shares of common stock of Revolution (“Common Stock”) (the “Stock Consideration”). The number of shares comprising the Stock Consideration will be determined based on the volume weighted average trading price per share of Common Stock over up to twenty (20) consecutive days ending with the second trading day preceding closing (the “Average Closing Price”). As specified in the Merger Agreement, if the Stock Consideration would otherwise exceed 9,090,909 shares, then Revolution has the right, in its sole discretion, to pay any excess in cash. However, Revolution will not issue shares of Common Stock under the Merger Agreement to the extent such issuance would require the prior approval of the stockholders of Revolution pursuant to Nasdaq Listing Rule 5635 and, in lieu of such an issuance, Revolution will make payment pursuant to the Merger Agreement in non-voting convertible preferred stock of Revolution that will convert into Common Stock after (i) receipt of such approval of the stockholders and (ii) the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended, have been complied with in respect of such approval.

Five hundred thousand (500,000) shares of the Stock Consideration will be placed in escrow for 15 months from the closing date, which will be available to compensate Revolution for certain losses, including any losses it may incur as a result of any breach of the representations and warranties or covenants of Seesmart contained in the Merger Agreement and for post-closing working capital adjustments to the merger consideration. An additional two hundred and fifty thousand (250,000) shares of the Stock Consideration will be placed in escrow to compensate Revolution for post-closing adjustments to the merger consideration based on (i) any working capital adjustments and (ii) any cash on hand adjustments. Furthermore, if all or a portion of the convertible debt of Seesmart remains outstanding at the closing, a number of shares of Common Stock having an aggregate value equal to the aggregate obligations under the convertible debt not so converted or terminated will be placed in escrow (the “Convertible Debt Escrow Shares”). Revolution will use its best efforts to transfer or sell the Convertible Debt Escrow Shares in compliance with all applicable securities laws and shall use the proceeds from any such transfer or sale to satisfy the remaining obligations owed under the convertible debt outstanding post-closing.

The Board of Directors of each of Revolution and Seesmart has unanimously approved the Merger Agreement. In addition, Seesmart has obtained the requisite stockholder approval for the transactions contemplated by the Merger Agreement. The Merger Agreement contains customary representations, warranties and covenants made by the parties to each other. Seesmart’s covenants include that (i) Seesmart will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) Seesmart will not engage in certain kinds of transactions during such period, and (iii) Seesmart will not solicit proposals or enter into negotiations relating to or concerning alternative business combination transactions. The acquisition of Seesmart remains subject to various standard closing conditions, including the entry into employment and non-compete agreements with each of Seesmart’s key employees, the absence of any material adverse effect on each of Seesmart and Revolution since the date of the Merger Agreement and the payoff of all long-term indebtedness of Seesmart and its subsidiaries other than the convertible debt. The acquisition is expected to close by December 31, 2012.

The Cash Consideration will be derived from the sale of a new class of convertible preferred stock to RVL 1, LLC, an entity managed by Aston Capital, LLC and controlled by Robert V. LaPenta. The terms of such stock are subject to the approval by the members of the Board of Directors of Revolution not affiliated with RVL 1, LLC. Furthermore, pursuant to the Merger Agreement, such stock shall be convertible into shares of Common Stock at a conversion price not less than the Average Closing Price.

The foregoing is a summary of the material terms of the Merger and the Merger Agreement. Investors are encouraged to review the entire text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Report and incorporated herein by reference.

On December 3, 2012, Revolution issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in item 1.01 above as to the Stock Consideration to be issued at closing. All shares to be issued pursuant to the Merger Agreement will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto (“Regulation D”). The exemption from registration pursuant to Regulation D will be based on, among other things, the receipt of certifications from each securityholder of Seesmart to receive Common Stock to the effect that such person is an “accredited investor” within the meaning of Rule 506 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2012, by and among Revolution Lighting Technologies, Inc., Seesmart Acquisition Company, Inc., Seesmart Merger Company, LLC, Seesmart Technologies, Inc. and Ken Ames as stockholder representative.*

99.1	Press Release, dated December 3, 2012, regarding the Seesmart Merger.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 6, 2012	REVOLUTION LIGHTING TECHNOLOGIES, INC.

/s/ Gary R. Langford Name: Gary R. Langford
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2012, by and among Revolution Lighting Technologies, Inc., Seesmart Acquisition Company, Inc., Seesmart Merger Company, LLC, Seesmart Technologies, Inc. and Ken Ames as stockholder representative.*

99.1	Press Release, dated December 3, 2012, regarding the Seesmart Merger.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.